Exhibit 10.11

LIQUIDIA CORPORATION

AMENDMENT TO STOCK OPTION GRANT NOTICE

WHEREAS, Liquidia Corporation (the “Company”) maintains the Liquidia Technologies, Inc. 2016 Equity Incentive Plan, as amended, the Liquidia Technologies, Inc. 2018 Long-Term Incentive Plan, and the Liquidia Corporation 2022 Inducement Plan (together, the “Plans”) for the benefit of its eligible service providers, who perform services for the Company or its subsidiaries;

WHEREAS, the Company desires to amend the Stock Option Notice (the “Grant Notice”) to provide that the vesting of all outstanding stock options granted under the Plans (the “Outstanding Options”) will vest in full on the date of death of the respective grantee;

WHEREAS, the Plans provide that the Board of Directors of the Company may amend the Outstanding Options without grantee consent; provided that, such amendment does not materially impair the grantee’s rights with respect to the Outstanding Options.

NOW, THEREFORE, as of December 18, 2025, the Grant Notice is hereby amended as follows:

1.	The Vesting Schedule/Exercisability Schedule set forth in the Grant Notice is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything to the contrary herein, if your service with the Company terminates due to your death, any portion of the Options that is not vested on your date of death will become fully vested as of such date.”

2.	In all respects not amended, the Grant Notice is hereby ratified and confirmed.

LIQUIDIA CORPORATION

/s/ Roger Jeffs__________________

Name: Roger Jeffs

Title: CEO